SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                        --------------------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 24, 1997



                       Saxon Asset Securities Corporation

               (Exact name of registrant as specified in charter)

         Virginia                    34-0-20552                   52-1785164

(State or other jurisdiction  (Commission File Number)          (IRS Employer
   of incorporation)                                         Identification No.)

                    4880 Cox Road, Glen Allen, Virginia 23060
               (Address of principal executive offices)(Zip Code)

        Registrant's telephone number, including area code (804) 967-7400


         (Former name or former address, if changed since last report.)


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Item 1.  Changes in Control of Registrant.  Not Applicable.

Item 2.  Acquisition or Disposition of Assets.  Not Applicable.

Item 3.  Bankruptcy or Receivership.  Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant.  Not Applicable.

Item 5.  Other Events.

         On June 24, 1997, the Registrant caused the issuance and sale of $466,861,000 aggregate initial principal amount of Mortgage Loan Asset Backed Certificates, Series 1997-2, pursuant to a Trust Agreement dated as of June 1, 1997 (the "Trust Agreement"), among the Registrant, Texas Commerce Bank National Association, as Master Servicer, Custodian, Certificate Registrar and Paying Agent, and Citibank, N. A., as Trustee, and the related Standard Terms to Trust Agreement (January 1997 Edition).

         Offered Certificates were issued with original principal amounts and pass-through rates set forth below:

        Designation            Pass-Through Rate       Principal Balance

  Class AF-1 Certificates             6.950%(1)             $15,000,000
  Class AF-2 Certificates             6.570%(1)             $10,000,000
  Class AF-3 Certificates             6.630%(1)             $31,000,000
  Class AF-4 Certificates             6.800%(1)              $9,000,000
  Class AF-5 Certificates             7.065%(1)             $16,000,000
  Class AF-6 Certificates             7.285%(1)             $10,000,000
  Class AF-7 Certificates             7.000%(1)             $15,552,000
  Class MF-1 Certificates             7.205%(1)              $2,090,000
  Class MF-2 Certificates             7.430%(1)              $7,167,000
  Class BF Certificates               7.695%(1)              $3,643,000
  Class AV-1 Certificates             (2)                  $293,561,000
  Class MV-1 Certificates             (2)                   $13,896,000
  Class MV-2 Certificates             (2)                   $26,924,000
  Class BV Certificates               (2)                   $13,028,000

(1) Subject to a cap equal to the Net Rate on the Fixed Rate Mortgage Loans for the applicable Accrual Period.

(2) Variable.

         In addition, Class C and Class R Certificates were sold in private transactions.

         The Certificates represent undivided ownership interest in pools of mortgage loans (the "Mortgage Loans") held by a trust (the "Trust") created pursuant to the Trust Agreement . The Mortgage Loans were acquired by the Registrant from Saxon Mortgage, Inc. ("SMI"), an affiliate of the Registrant which originated or acquired the Mortgage Loans from various mortgage banking institutions. The Mortgage Loans are secured by liens on single family residential properties, including investment properties (which may be condominiums, one family residences, two to four family residences or homes in planned unit developments). The Mortgage Loans will be serviced by Meritech Mortgage Services, Inc., an affiliate of the Registrant, and Long Beach Mortgage Company.

         The Offered Certificates were purchased by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prudential Securities Incorporated, Lehman Brothers Inc., and PaineWebber Incorporated (the "Underwriters"), from the Seller pursuant to an Underwriting Agreement dated June 16, 1997, and offered pursuant to Registration Statement No. 333-20025 by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale.

         Elections will be made to treat certain assets of the Trust as a real estate mortgage investment conduits ("REMICs") for federal income tax purposes. Each Class of Certificates listed above will constitute "regular interests" in the Issuing REMIC.

         The description of the Mortgage Loans pledged to the Trustee pursuant to the Agreement begins on the following page. The amounts contained in the following tables have been rounded to the nearest dollar amount and percentage, as applicable. Asterisks (*) in the following tables indicate values between 0.0% and 0.5%

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Item 6.  Registrations of Registrant's Directors.

         Not Applicable.

Item 7.  Financial Statements, Pro Forma, Financial Information and Exhibits

         (a)      Not Applicable.

         (b)      Not Applicable.

         (c)      Exhibits

                  4.1 Trust Agreement dated June 1, 1997, among Saxon Asset Securities Company, Texas Commerce Bank National Association, as Master Servicer, Custodian, Certificate Registrar and Paying Agent and Citibank,
                           N. A., as Trustee, and Standard Terms to the Trust Agreement (January 1997 Edition).



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                                SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                SAXON ASSET SECURITIES COMPANY


                                By:     /s/ Bradley D. Adams
                                        ____________________________________
                                         Bradley D. Adams, Vice President

June 24, 1997